UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 9, 2015
Date of Report (Date of earliest event reported)

AGILENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5301 Stevens Creek Boulevard
Santa Clara, CA 95051
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 345-8886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

Agilent Technologies, Inc. (“Agilent”) is furnishing this Amendment No. 1 to Form 8-K to amend Agilent's Current Report on Form 8-K filed on March 9, 2015 (the "Original Form 8-K"). The Original Form 8-K provided selected unaudited financial information for fiscal years 2014 and 2013 by quarter and year to date that reflected discontinued operations on a non-GAAP basis related to the spin-off of Keysight Technologies, Inc. We are furnishing this Amendment No. 1 to Form 8-K to provide revised "Reconciliations of restated unaudited GAAP to non-GAAP financial information for fiscal year 2014 by quarter and year to date and for fiscal year 2013 year to date" that were furnished as Exhibit 99.1 to the Original Form 8-K.

We have identified and recorded various out of period income tax adjustments. The aggregated impact of the out of period income tax adjustments identified, including the reversing effect of prior year errors, resulted in the provision for income taxes in 2014 and 2013 to be overstated by $45 million and $10 million, respectively. The reconciliations for fiscal year 2014 by quarter and year to date and fiscal year 2013 year to date have been revised to reflect these out of period income tax adjustments.

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future.  We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation.  Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operations decision making.  Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  It excludes items, such as restructuring and amortization, that may have a material effect on Agilent’s expenses and earnings per share calculated in accordance with GAAP.  Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of Agilent.  The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

                The information contained in this report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this report shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended:

Exhibit No.	Description
99.1	Revised reconciliations of restated unaudited GAAP to non-GAAP financial information for fiscal year 2014 by quarter and year to date and fiscal year 2013 year to date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Michael Tang
	Name:	Michael Tang
	Title:	Vice President, Assistant General Counsel and
Secretary

Date: December 18, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Revised reconciliations of restated unaudited GAAP to non-GAAP financial information for fiscal year 2014 by quarter and year to date and fiscal year 2013 year to date.